                                                                    EXHIBIT 7(s)
                                     Form of
                                LETTER AGREEMENT


December 31, 2002

Ms. Jean Carr
Associate Counsel
State Street Bank and Trust Company
Global Investor Services Group
2 Avenue de Lafayette LCC2S
Boston, Massachusetts 02111

Dear Ms. Carr:

Please be advised that Janus Aspen Series (the "Trust") has established Risk Managed Large Cap Growth Portfolio, Risk Managed Large Cap Core Portfolio, Mid Cap Value Portfolio and Small Cap Value Portfolio as new series of the Trust. Pursuant to Section 17 of the Custodian Contract dated September 13, 1993, as amended, between the Trust and State Street Bank and Trust Company ("State Street"), the Trust hereby requests confirmation that State Street will act as custodian for the new series under the terms of the contract.

Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one copy to the Trust and retaining one copy for your records.

                                       JANUS ASPEN SERIES


                                       ---------------------------------------
                                       Kelley Abbott Howes, Vice President

STATE STREET BANK AND TRUST COMPANY


By:
     --------------------------------------

Agreed to this 31st day of December, 2002


cc:      Bonnie M. Howe
         Anita Falicia
         Christine Malles